As filed with the Securities and Exchange Commission on May 29, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PEAKSTONE REALTY TRUST
(Exact name of registrant as specified in its charter)
Maryland	46-4654479
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1520 E. Grand Avenue
El Segundo, California 90245
(Address of Principal Executive Offices) (Zip Code)

Peakstone Realty Trust
Second Amended and Restated
Employee and Trustee Long-Term Incentive Plan
(Full title of the plan)

Michael. J. Escalante
Chief Executive Officer and President
Peakstone Realty Trust
1520 E. Grand Avenue
El Segundo, California 90245
(Name and address for agent for service)

(310) 606-3200
(Telephone number, including area code, of agent for service)

Copies to:
Julian T.H. Kleindorfer, Esq.
Lewis W. Kneib, Esq.
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
(213) 485-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “SEC”) by Peakstone Realty Trust, a Maryland real estate investment trust (the “Registrant”), for the purpose of registering (i) 2,000,000 common shares of beneficial interest, par value $0.001 per share (“Common Shares”), that became authorized for issuance pursuant to the Peakstone Realty Trust Second Amended and Restated Employee and Trustee Long-Term Incentive Plan (as amended, the “Plan”), as amended by that certain Second Amendment to the Plan, which was approved by the Registrant’s shareholders at the Registrant’s annual meeting of shareholders held on May 28, 2025, and (ii) 68,168 additional Common Shares that, in accordance with the Plan, have become available for issuance under the Plan to the extent that awards under the Plan have been terminated, cancelled or expired.

The Common Shares registered by this Registration Statement are of the same class as the securities relating to the Griffin Realty Trust Amended and Restated Employee and Trustee Long-Term Incentive Plan (the “Prior Plan”) for which Registration Statements on Form S-8 (Registration No. 333-231816), Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-231816), and Form S-8 (Registration No. 333-280527) are effective (together, the “Prior Registration Statements”). The Plan was adopted by the Registrant’s Board of Trustees on April 5, 2023 as an amendment, restatement and continuation of the Prior Plan.

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. The following documents, which have been filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 20, 2025, as amended on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025;

(c)
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2025;

(d)	The Company’s Current Report on Form 8-K filed with the Commission on May 29, 2025; and

(e)
The description of the Company’s securities contained in Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 20, 2025, including any amendments or reports filed for purposes of updating such description.

All reports and other documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

ITEM 8.	EXHIBITS

The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit Number
Description
4.1	Declaration of Trust, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on January 20, 2023, SEC File No. 000-55605

4.2	Articles of Amendment to Declaration of Trust, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on March 10, 2023, SEC File No. 000-55605

4.3	Articles of Amendment to Declaration of Trust, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on April 17, 2023, SEC File No. 001-41686

4.4	Second Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on March 20, 2023, SEC File No. 000-55605

4.5
Description of Securities, incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 22, 2024, SEC File No. 001-41686

5.1	Opinion of Venable LLP*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Ernst & Young LLP*

23.3	Consent of Venable LLP (included in Exhibit 5.1)*

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

99.1†
Peakstone Realty Trust Second Amended and Restated Employee and Trustee Long-Term Incentive Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 22, 2024, SEC File No. 001-41686

99.2†
First Amendment to the Peakstone Realty Trust Second Amended and Restated Employee and Trustee Long-Term Incentive Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on June 21, 2024, SEC File No. 001-41686

99.3†
Second Amendment to the Peakstone Realty Trust Second Amended and Restated Employee and Trustee Long-Term Incentive Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on May 29, 2025, SEC File No. 001-41686

107	Filing Fee Table*

*	Filed herewith.

†	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on May 29, 2025.

Peakstone Realty Trust

By:	/s/ Michael J. Escalante
Name: Michael J. Escalante
Title: Chief Executive Officer and President and Trustee

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Michael J. Escalante, Javier F. Bitar and Nina Momtazee Sitzer, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, as amended (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Escalante	Chief Executive Officer, President and Trustee	May 29, 2025
Michael J. Escalante	(Principal Executive Officer)

/s/ Javier F. Bitar	Chief Financial Officer and Treasurer	May 29, 2025
Javier F. Bitar	(Principal Financial Officer)

/s/ Qiyan Mai	Chief Accounting Officer	May 29, 2025
Qiyan Mai	(Principal Accounting Officer)

/s/ Carrie DeWees	Trustee	May 29, 2025
Carrie DeWees

/s/ Jeffrey Friedman	Trustee	May 29, 2025
Jeffrey Friedman

/s/ Samuel Tang	Trustee	May 29, 2025
Samuel Tang

/s/ Casey Wold	Trustee	May 29, 2025
Casey Wold